EXHIBIT 99.5
NOTE TO DELEGATION OF SIGNING AUTHORITY — ANNUAL AUDITS & SPECIAL
EXAMINATION REPORTS AND QUALITY REVIEWERS
(1)	This delegation becomes effective as of the date of the Auditor General’s signature except as noted in the delegation.
(2)	This delegation replaces all previous delegations of signing authority.
(3)	The assistant auditors general listed on the following page have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.
(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Clyde M. MacLellan	Public Sector Pension Investment Board

Clyde M. MacLellan	Export Development Canada

Clyde M. MacLellan	Canada Mortgage and Housing Corporation

Clyde M. MacLellan	Farm Credit Canada

Sylvain Ricard	Business Development Bank of Canada
(5)	John Wiersema is delegated authority to sign all auditors’ reports except where prohibited by law (Section 18 of the Auditor General Act), consent letters described in note 4 above, all special examination reports and all assessments of performance information.

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified above.

/s/ Sheila Fraser	November 30, 2009

Sheila Fraser, FCA	Date

DEPUTY AUDITOR GENERAL:

/s/ John Wiersema
John Wiersema, FCA

ASSISTANT AUDITORS GENERAL:

/s/ Nancy Cheng	/s/ Andrew Lennox	/s/ Clyde MacLellan

Nancy Y. Cheng, FCA	Andrew Lennox, CGA	Clyde M. MacLellan, CA

/s/ Sylvain Ricard	/s/ John Rossetti	/s/ Marian McMahon

Sylvain Ricard, CA	John Rossetti, CA	Marian McMahon, CA, CFA

/s/ Richard Flageole
Richard Flageole, FCA

PRINCIPALS:

/s/ John Apt	/s/ René Béliveau	/s/ Louise Bertrand

John Apt, CA	René Béliveau, CA	Louise Bertrand, CA

/s/ Lucie Cardinal	/s/ Régent Chouinard	/s/ Denis Labelle

Lucie Cardinal, CA	Régent Chouinard, CA	Denis Labelle, CA

/s/ Guy LeGras	/s/ Daniel Paquette	/s/ Crystal Pace

Guy LeGras, CA	Daniel Paquette, CA	Crystal Pace, CA

/s/ Michael Pickup	/s/ Dale Shier	/s/ Robert Wilson

Michael Pickup, CA	Dale Shier, CA	Robert Wilson, CA

/s/ Chantale Perreault

Chantale Perreault, CA